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    As filed with the Securities and Exchange Commission on February 5, 1999
                                                     Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                            REGISTRATION STATEMENT ON
                                    FORM S-8
                        UNDER THE SECURITIES ACT OF 1933


                               MSB FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

             Maryland                                     38-3203510
(State or other jurisdiction                (I.R.S. Employer Identification No.)
  of incorporation or organization)

107 North Park Street, Marshall, Michigan                              49068
(Address of principal executive offices)                             (Zip Code)

                               MSB FINANCIAL, INC.
                      1997 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)

                             Michael S. Sadow, P.C.
                           John S. Pettibone III, Esq.
                         Silver, Freedman & Taff, L.L.P.
      (a limited liability partnership including professional corporations)
                              7th Floor, East Tower
                            1100 New York Avenue, NW
                              Washington, DC 20005
                     (Name and address of agent for service)

                                 (202) 414-6100
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------

                                                                Proposed maximum       Proposed maximum
                                          Amount to be           offering price           aggregate                Amount of
Title of securities to be registered      registered(1)            per share            offering price         registration fee

----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value             67,848 shares(2)              (3)             $1,090,557.33(3)            $303.18(3)
======================================== ====================  =================== ======================== =======================

---------------------
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.

(2) The number of shares to which Awards may be made under the Plan has been adjusted to reflect a 10% stock dividend declared in July 1998.

(3)      Pursuant to Rule 457(h),  of the 67,848 shares being registered  hereby
         (i) 46,200 shares are subject to options with an exercise price of $16.3636 per share ($755,998.32 in the aggregate) and (ii) 21,648 shares are subject to options with an exercise price of $15.4545 per share ($334,559.01 in the aggregate).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the MSB Financial, Inc. 1997 Stock Option and Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

     The following documents previously or concurrently filed by MSB Financial, Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

     (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998 (File No. 0-24898) filed pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

     (b) the quarterly report on Form 10-QSB of the Company for the quarterly period ended September 30, 1998 (File No. 0-24898); and

     (c) the description of the common stock, par value $.01 per share, of the Company contained in the Form 8-A filed with the Commission on October 3, 1995 (File No. 0-24898) and all amendments thereto or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this registration statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this registration statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement and the prospectus.

     The Company shall furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the Secretary, MSB Financial, Inc., 107 North Park Street, Marshall, Michigan 49067, telephone number (616) 781-5103.

     All information appearing in this registration statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.       Description of Securities.

     Not applicable

Item 5.       Interests of Named Experts and Counsel.

     Not applicable.

Item 6.       Indemnification of Directors and Officers.

     The articles of incorporation of the Company (the "Articles of Incorporation") provide generally that a director or officer of the Company (and other employees and agents of the Company to the extent authorized by the board and permitted by law) shall be indemnified by the Company to the fullest extent authorized by the General Corporation Law of Maryland. Maryland law provides that a director, officer, employee or agent will be indemnified provided that the act or omission of the person was not material to the matter giving rise to the proceedings, the person did not actually receive an improper personal benefit in money, property, or services, or in any criminal proceedings, the person had no reasonable cause to believe that the act or omission was unlawful.

     The Articles of Incorporation and Maryland law also provide that the indemnification provisions of the Articles of Incorporation and Maryland law are not exclusive of any other right which a person seeking indemnification may have or later acquire under any statute, provision of the Articles of Incorporation, bylaws of the Company, agreement, vote of stockholders or disinterested directors or otherwise.

     These provisions may have the effect of deterring shareholder derivative actions, since the Company may ultimately be responsible for expenses for both parties to the action. A similar effect would not be expected for third-party claims.

     In addition, the Articles of Incorporation and Maryland law also provide that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company has the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Maryland. The Company has purchased insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, and that provides for payment to the Company of costs incurred by it in indemnifying its directors and officers.

Item 7.       Exemption from Registration Claimed.

     Not Applicable.

Item 8.       Exhibits.

     See Exhibit Index.

Item 9.       Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The  undersigned  registrant  hereby  undertakes  that, for purposes of
determining   any  liability  under  the  Securities  Act  each  filing  of  the
Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Marshall, State of Michigan, on February 3, 1999.

                                  MSB FINANCIAL, INC.,
                                  a Maryland corporation


                                  By: /s/ Charles B. Cook
                                  ------------------------------------
                                  Charles B. Cook, President and
                                    Chief Executive Officer
                                  (Duly Authorized Representative)


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles B. Cook, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the date as indicated.


/s/ Charles B. Cook
----------------------------------------    ---------------------------------
Charles B. Cook, President, Chief Executive Aart VanElst, Chairman of the Board
  Officer and Chief Financial Officer
(Principal Executive, Financial and
  Accounting Officer)

Date:    February 3, 1999                    Date:

/s/ John W. Yakimow                          /s/ Martin L. Mitchell
----------------------------                -----------------------------------
John W. Yakimow, Director                   Martin L. Mitchell, Director

Date:    February 3, 1999                   Date:    February 3, 1999

/s/ Richard L. Dobbins                       /s/ J. Thomas Schaeffer
----------------------------                -----------------------------------
Richard L. Dobbins, Director                J. Thomas Schaeffer, Director

Date:    February 3, 1999                   Date:    February 3, 1999

/s/ Karl F. Loomis
----------------------------
Karl F. Loomis, Director

Date:    February 3, 1999

                                  EXHIBIT INDEX



 Exhibit
 Number
-------------


Exhibit 4.1           Articles of Incorporation of MSB Financial, Inc.

Exhibit 4.2           Bylaws of MSB Financial, Inc.

Exhibit 4.3           Form of Stock Certificate of MSB Financial, Inc.

Exhibit 5             Opinion of Silver, Freedman & Taff, L.L.P.

Exhibit 23.1          Consent of Crowe, Chizek and Company LLP

Exhibit 23.2          Consent of Silver, Freedman & Taff, L.L.P.

Exhibit 24            Power of Attorney (contained on signature page)